EXHIBIT 99.1

[GRAPHIC APPEARS HERE]	Plains Exploration & Production Company 700 Milam, Suite 3100 Houston, TX 77002

NEWS RELEASE

Contact:	Scott D. Winters
Director - Investor Relations
(832) 239-6190 or (800) 934-6083

FOR IMMEDIATE RELEASE

PXP TO PRESENT AT LEHMAN BROTHERS SMALL CAP CONFERENCE

HOUSTON, Texas, November 15, 2004 – Plains Exploration & Production Company (NYSE:PXP) (“PXP” or the “Company”) announced that a representative of the Company is scheduled to present on Wednesday, November 17, 2004 at the Lehman Brothers Small Cap Conference in Scottsdale, Arizona at 2:50 p.m. Mountain Standard time.

A live webcast of the presentation, as well as the slides will be available in the Investor Information section of PXP’s website, http://www.plainsxp.com, with a replay available for 60 days after the event date.

PXP is an independent oil and gas company primarily engaged in the upstream activities of acquiring, exploiting, developing and producing oil and gas in its core areas of operation: onshore and offshore California, West Texas, East Texas and the Gulf Coast region of the United States. PXP is headquartered in Houston, Texas.

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